SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), is entered into as of August __, 2009 and made effective as of July 20, 2009, by and between New Media Lottery Services, Inc., a Delaware corporation, with headquarters located at 1400 Technology Drive, Harrisonburg, VA 22802 (the “Pledgor” and Trafalgar Capital Specialized Investment Fund, FIS (the “Secured Party”).  Capitalized words which are otherwise undefined in this Agreement shall have the same definition as in the Securities Purchase Agreement dated as of the date hereof entered into by the parties hereto (the “Securities Purchase Agreement”).

RECITALS:

WHEREAS, the Pledgor issued and sold to the Secured Party, Three Hundred Thousand U.S. Dollars (US$300,000) of secured convertible redeemable debentures and has agreed to issue and sell up to an additional Seven Hundred Thousand U.S. Dollars (US$700,000) of secured convertible debentures (the “Debentures”) pursuant to the terms of the Securities Purchase Agreement; and

WHEREAS, to induce the Secured Party to enter into the transactions contemplated by the Securities Purchase Agreement and the Transaction Documents, the Pledgor agreed to grant to the Secured Party a first priority security interest in and to the pledged property identified on Exhibit A hereto until the satisfaction of the Obligations (as defined herein below).

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATIONS

Section 1.1              Recitals.  The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 1.2             Interpretations.  Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

Section 1.3            Obligations Secured.  The obligations secured hereby are any and all obligations of the Pledgor to the Secured Party now existing or hereinafter incurred to the Secured Party, whether oral or written and whether arising on or after the date hereof including, without limitation, those obligations of the Pledgor to the Secured Party under the Securities Purchase Agreement and the Transaction Documents and any other amounts now or hereafter owed to the Secured Party by the Pledgor thereunder or hereunder (collectively, the “Obligations”).

ARTICLE 2
PLEDGED PROPERTY, ADMINISTRATION OF COLLATERAL
AND TERMINATION OF SECURITY INTEREST

Section 2.1              Grant of Security Interest.

(a)           The Pledgor hereby pledges to the Secured Party and creates in the Secured Party for its benefit a security interest for such time until the Obligations are paid in full, in and to all of in the property described in Exhibit A hereto, whether now existing or hereafter from time to time acquired (collectively, the  “Pledged Property”).

(b)           Simultaneously with the execution and delivery of this Agreement, the Pledgor shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security interest in the Pledged Property.  Simultaneously with the execution and delivery of this Agreement, the Pledgor shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, local lien documents, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

Section 2.2              Rights; Interests; Etc.

(a)           So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing:

(i)           the Pledgor shall be entitled to exercise any and all rights pertaining to its Pledged Property or any part thereof for any purpose not inconsistent with the terms hereof; and

(ii)          the Pledgor shall be entitled to receive and retain any and all payments paid or made in respect of its Pledged Property.

(b)           Upon the occurrence and during the continuance of an Event of Default:

(i)           All rights of the Pledgor to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such rights and to receive and hold as Pledged Property such payments; provided, however, that if the Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Property pursuant to Article 5 hereof, then all cash sums received by the Secured Party, or held by Pledgor for the benefit of the Secured Party and paid over pursuant to Section 2.2(b)(ii) hereof, shall be applied against any outstanding Obligations; and

(ii)           All interest, dividends, income and other payments and distributions which are received by the Pledgor contrary to the provisions of Section 2.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Pledgor and shall be forthwith paid over to the Secured Party; or

(iii)          The Secured Party in its sole discretion shall be authorized to sell any or all of the Pledged Property at a public or private sale in order to recoup all of the outstanding Obligations.

(c)           Each of the following events, subject to the lapse of applicable cure periods, shall constitute a default under this Agreement (each an “Event of Default”):

(i)           any default, whether in whole or in part, shall occur in the payment to the Secured Party of principal, interest or other item comprising the Obligations as and when due or with respect to any other debt or obligation of the Pledgor to a party other than the Secured Party;

(ii)           any default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed under this Agreement or any of the Transaction Documents;

(iii)          Any representation or warranty made or furnished by or on behalf of the Pledgor in connection with this Agreement, the Securities Purchase Agreement or any Transaction Document proves to have been incorrect or misleading in any material respect when made or furnished; or

(iv)          Secured Party, reasonably and in good faith, deems itself to be insecure;

(v)           the Pledgor shall:  (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any of the proceedings set forth in this Section 2.2(c)(v) under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or

(vi)          any case, proceeding or other action shall be commenced against the Pledgor for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.2(c)(v) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Pledgor, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Pledgor, and any of the foregoing shall continue unstayed and in effect for any period of thirty (30) calendar days.

ARTICLE 3

ATTORNEY-IN-FACT; PERFORMANCE; AUTHORIZATION TO FILE FINANCING
STATEMENTS

Section 3.1              Secured Party Appointed Attorney-In-Fact.  Upon the occurrence of an Event of Default, the Pledgor hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Pledgor representing any payments in respect of its Pledged Property or any part thereof and to give full discharge for the same.  The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine.  To facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property to make payments directly to the Secured Party.

Section 3.2              Secured Party May Perform.  If the Pledgor fails to perform any covenant, obligation or agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such covenant, obligation or agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Pledgor under Section 8.3.

Section 3.3             Authorization to file Financing Statements.  The Pledgor hereby irrevocably authorizes the Secured Party at any time and from time to time to file and amend financing statements, and do whatever may be necessary under the Uniform Commercial Code as applicable in the state of incorporation or organization of the relevant Pledgor or such other state or country where the Pledged Property is or may be located or in each jurisdiction of the principal place of business of the Pledgor to perfect and continue the Secured Party’s interest in the Pledged Property.  The Pledgor agrees to furnish any information required in connection with the foregoing to the Secured Party promptly upon the Secured Party’s request. The Pledgor also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof and filed pursuant to the terms of this Agreement.

Section 3.4              No Duty on the Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Pledged Property and shall not impose any duty upon it to exercise any such powers.  The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1              Authorization; Enforceability. Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.2              Ownership of Pledged Property.  The Pledgor warrants and represents that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and for the Permitted Liens.  For purposes hereof, “Permitted Liens” means (i) liens for taxes or other governmental charges which are not yet delinquent or are being contested in good faith by appropriate proceedings, (ii) liens for carriers, contractors, warehousemen, mechanics, materialmen, laborers, employees, suppliers or other similar persons arising by operation of law and incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, (iii) liens relating to deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; and (iv) in the case of real property, any matters, restrictions, covenants, conditions, limitations, rights, rights of way, encumbrances, encroachments, reservations, easements, agreements and other matters of record, such state of facts of which an accurate survey or inspection of the property would reveal and do not materially interfere with the use or value of the property; and (v) all security interests granted by the Pledgor and its affiliates in favor of the Secured Party under any agreement.

ARTICLE 5

DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

Section 5.1              Default and Remedies.

(a)           If an Event of Default described in Section 2.2(c)(i), (ii), (iii) or (iv) hereof occurs, then in each such case the Secured Party may declare the Obligations to be due and payable immediately, by a notice in writing to the Pledgor, and upon any such declaration, the Obligations shall become immediately due and payable.  If an Event of Default described in Sections 2.2(c)(v) or (vi) occurs and is continuing for the period set forth therein, then the Obligations shall automatically become immediately due and payable without declaration or other act on the part of the Secured Party.

(b)           Upon the occurrence of an Event of Default, the Secured Party shall be entitled to: (i)  receive all distributions with respect to the Pledged Property, (ii)  cause the Pledged Property to be transferred into the name of the Secured Party or its nominee, (iii)  dispose of the Pledged Property, and (iv)  realize upon any and all rights in the Pledged Property then held by the Secured Party as provided herein.

Section 5.2              Method of Realizing Upon the Pledged Property: Other Remedies.

Upon the occurrence of an Event of Default, in addition to any rights and remedies available at law or in equity, the following provisions shall govern the Secured Party’s right to realize upon the Pledged Property:

(a)           Any item of the Pledged Property may be sold for cash or other value in any number of lots at brokers board, public auction or private sale and may be sold without demand, advertisement or notice (except that the Secured Party shall give the Pledgor ten (10) calendar days’ prior written notice of the time and place or of the time after which a private sale may be made (the “Sale Notice”)), which notice period is hereby agreed to be commercially reasonable.  At any sale or sales of the Pledged Property, the Pledgor may bid for and purchase the whole or any part of its Pledged Property and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Secured Party.  The Pledgor will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.

(b)           Any cash being held by the Secured Party as Pledged Property and all cash proceeds received by the Secured Party in respect of, sale of, collection from, or other realization upon all or any part of the Pledged Property shall be applied as follows:

(i)           to the payment of all amounts due the Secured Party for the expenses reimbursable to it hereunder or owed to it pursuant to Section 8.3 hereof;

(ii)          to the payment of the Obligations then due and unpaid; and

(iii)         the balance, if any, to the person or persons entitled thereto, including, without limitation, the Pledgor.

(c)           In addition to all of the rights and remedies which the Secured Party may have pursuant to this Agreement, the Secured Party shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code.

(d)           If the Pledgor fails to pay such amounts due upon the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Pledgor and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Pledgor, wherever situated.

(e)           The Pledgor agrees that it shall be liable for any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of the Transaction Documents, including, without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in Section 8.3 hereof.

Section 5.3              Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Pledgor or the property of the Pledgor or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Pledgor for the payment of the Obligations), shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding), and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.

Section 5.4              Duties Regarding Pledged Property.  The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party’s possession.

ARTICLE 6

AFFIRMATIVE COVENANTS

The Pledgor covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):

Section 6.1              Existence, Properties, Etc.  The Pledgor shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain the Pledgor’s due organization, valid existence and good standing under the laws of the State of Delaware and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) the Pledgor shall not do, or cause to be done, any act impairing the Pledgor’s corporate power or authority (i) to carry on the Pledgor’s business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party to which it is or will be a party, or perform any of its obligations hereunder or thereunder.  For purpose of this Agreement, the term “Material Adverse Effect” means any material and adverse affect, whether individually or in the aggregate, upon (a) the Pledgor’s assets, business, operations, properties or condition, financial or otherwise or results of operations of the Pledgor, taken as a whole, excluding any change, event, circumstance or effect that is caused by changes in general economic conditions or changes generally affecting the industry in which the Pledgor operates (provided that such changes do not affect the Pledgor in a materially disproportionate manner); or (b) the Pledgor’s ability to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

Section 6.2              Accounts and Reports.  The Pledgor shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied and provide, at its sole expense, to the Secured Party the following:

(a)           as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Pledgor in excess of US$25,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of US$25,000, including any received from any person acting on behalf of the Secured Party or beneficiary thereof, except for supplier requests in the normal course of business for payment of past due accounts payable invoices so long as such past due amounts do not exceed in the aggregate US$50,000 at any time; and

(b)           within fifteen (15) calendar days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Pledgor, or submitted to or filed by the Pledgor with any governmental authority involving or affecting (i) the Pledgor that could have a Material Adverse Effect; (ii) the Obligations; or (iii) any part of the Pledged Property.

Section 6.3              Maintenance of Books and Records; Inspection.  The Pledgor shall maintain its books, accounts and records in accordance with United States generally accepted accounting principles consistently applied, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, during business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the Pledged Property), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof.

Section 6.4              Maintenance and Insurance.

(a)           The Pledgor shall maintain or cause to be maintained, at its own expense, all of its assets and properties in good working order and condition, making all necessary repairs thereto and renewals and replacements thereof.

(b)           The Pledgor shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Pledgor deems reasonably necessary to the Pledgor’s business, (i) adequate to insure all assets and properties of the Pledgor, which assets and properties are of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Pledgor; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with adequate, financially sound and reputable insurers.

Section 6.5              Contracts and Other Collateral.  The Pledgor shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in its Pledged Property to which the Pledgor is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement.

Section 6.6             Defense of Collateral, Etc.  The Pledgor shall defend and enforce its right, title and interest in and to any part of:  (a) its Pledged Property; and (b) if not included within its Pledged Property, those assets and properties whose loss could have a Material Adverse Effect, the Pledgor shall defend the Secured Party’s right, title and interest in and to each and every part of its Pledged Property, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law.

Section 6.7              Payment of Debts, Taxes, Etc.  The Pledgor shall pay, or cause to be paid, all of its indebtedness and other liabilities and perform, or cause to be performed, all of its obligations in accordance with the respective terms thereof, and pay and discharge, or cause to be paid or discharged, all taxes, assessments and other governmental charges and levies imposed upon it (other than those being contested by the Pledgor in good faith), upon any of its assets and properties on or before the last day on which the same may be paid without penalty, as well as pay all other lawful claims (whether for services, labor, materials, supplies or otherwise) as and when due.

Section 6.8              Taxes and Assessments; Tax Indemnity.  The Pledgor shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Pledgor, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Pledgor in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

Section 6.9              Compliance with Law and Other Agreements.  The Pledgor shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Pledgor is a party or by which the Pledgor or any of its properties is bound.  Without limiting the foregoing, the Pledgor shall pay all of its indebtedness promptly in accordance with the terms thereof.

Section 6.10            Notice of Default.  The Pledgor shall give written notice to the Secured Party of the occurrence of any default or Event of Default under this Agreement or any of the Transaction Documents, promptly upon the occurrence thereof.

Section 6.11            Notice of Litigation.  The Pledgor shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of US$50,000, instituted by any persons against the Pledgor, or affecting any of the assets of the Pledgor, and (b) any dispute, not resolved within fifteen (15) calendar days of the commencement thereof, between the Pledgor on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Pledgor.

ARTICLE 7

NEGATIVE COVENANTS

The Pledgor covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, the Pledgor shall not, unless the Secured Party shall consent otherwise in writing:

Section 7.1              Indebtedness.  Directly or indirectly permit, create, incur, assume, permit to exist, increase, renew or extend on or after the date hereof any indebtedness on its part, including commitments, contingencies and credit availabilities, or apply for or offer or agree to do any of the foregoing.

Section 7.2              Liens and Encumbrances.  Except for Permitted Liens and for transfers in the ordinary course of business, directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of its Pledged Property or of the Pledgor’s capital stock, or offer or agree to do so, or own or acquire or agree to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement), or assign, pledge or in any way transfer or encumber its right to receive any income or other distribution or proceeds from any part of its Pledged Property; or enter into any sale-leaseback financing respecting any part of its Pledged Property as lessee, or cause or assist the inception or continuation of any of the foregoing.

Section 7.3               Certificate of Incorporation, Bylaws, Mergers, Consolidations, Acquisitions and Sales, Sales of Capital Stock, Incurrence of Debt.

(a)           Except as may be required to comply with the terms of the Transaction Documents and currently outstanding convertible securities (as described in Schedule 4(c) of the Purchase Agreement), Pledgor shall not:

(i)           Amend its Certificate of Incorporation or Bylaws;

(ii)          Issue or sell its Common Stock, as defined in the Securities Purchase Agreement;

(iii)         Issue or sell shares of the Pledgor’s capital stock;

(iv)         Issue or sell any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire Common Stock;

(v)          Incur any additional debt or permit any subsidiary of the Pledgor to incur any additional debt;

(vi)         Be a party to any merger, consolidation or corporate reorganization; or.

(vii)        Purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, (viii) sell, transfer, convey, grant a security interest in (except for Permitted Liens) or lease all or any substantial part of its assets, or (ix) create any new subsidiaries nor convey any of its assets to any subsidiary.

Section 7.4              Management, Ownership.  Materially change its ownership, executive staff or management without the prior written consent of the Secured Party.  The ownership, executive staff and management of the Pledgor are material factors in the Secured Party's willingness to institute and maintain a lending relationship with the Pledgor.

Section 7.5              Dividends, Etc.  Declare or pay any distribution or dividend of any kind, in cash or in property, on any class of its capital stock or ownership interests, nor purchase, redeem, retire or otherwise acquire for value any shares or ownership interests, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders or owners, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder).

Section 7.6              Guaranties; Loans.  Guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons, except for (i) guaranties or liabilities as are outstanding on the date of this Agreement, (ii) the endorsement of negotiable instruments payable to the Pledgor for deposit or collection in the ordinary course of business, and (iii) accounts payable of the Pledgor incurred in the ordinary course of the business of the Pledgor.  The Pledgor shall not make any loan, advance or extension of credit to any person other than in the normal course of its business.

Section 7.7              Debt.  Except for such indebtedness as is outstanding on the date of this Agreement and listed on the attached Schedule 7.7 (other than trade payables), create, incur, assume or suffer to exist any additional indebtedness of any description whatsoever (excluding any indebtedness of the Pledgor to the Secured Party, indebtedness otherwise permitted by the terms of this Agreement, trade accounts payable and accrued expenses incurred in the ordinary course of business and the endorsement of negotiable instruments payable to the Pledgor, respectively for deposit or collection in the ordinary course of business).

Section 7.8              Conduct of Business.  The Pledgor will continue to engage in a business of the general type as conducted by it on the date of this Agreement.

Section 7.9              Places of Business; Location of Assets.  The location of the Pledgor’s chief place of business is at the address set forth in Section 8.1 hereof.  The location(s) of Pledgor’s assets is listed on the attached Schedule 7.9.  The Pledgor shall not change the location of its respective chief place of business, chief executive office or any place of business disclosed to the Secured Party or move any of the Pledged Property from its current location without thirty (30) calendar days' prior written notice to the Secured Party in each instance.

ARTICLE 8

MISCELLANEOUS

Section 8.1              Notices.  All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on:  (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Pledgor, to:	New Media Lottery Services, Inc. 1400 Technology Drive Harrisonburg, VA 22802 Attention: Mr. John Carson, President & CEO Facsimile: (540) 437-1688

With a copy to:	110 East 59th Street New York, NY 10022 Attention: William P. Ruffa, Esq. Telephone: (212) 355-0606 Facsimile: 1-877-FAX-RUFF

If to the Secured Party, to:
Trafalgar Capital Specialized Investment Fund
8 The Dickens, Kirk Street
16 Northington Street
London WC1N 2DG
Attention: Andrew Garai, Chairman of the Board of Trafalgar Capital Sarl, General Partner
Facsimile:       011-44-207-405-0161 and
                        001-786-323-1651

With Copy to:	K&L Gates LLP 200 South Biscayne Blvd., Suite 3900 Miami, Florida 33131 Attention: Clayton E. Parker, Esq. Telephone: (305) 539-3306 Facsimile: (305) 358-7095

Any party may change its address by giving notice to the other party stating its new address.  Commencing on the tenth (10th) calendar day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 8.2              Severability.  If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 8.3              Expenses.  In the event of an Event of Default, the Pledgor shall pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with:  (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof.

Section 8.4              Waivers, Amendments, Etc.  The Secured Party’s delay or failure at any time or times hereafter to require strict performance by the Pledgor of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith.  Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements and covenants of the Pledgor contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.

Section 8.5              Continuing Security Interest.  This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until payment in full of the Obligations (whether by payment of cash, redemption or conversion); and (ii) be binding upon the Pledgor and its successors and heirs and (iii) inure to the benefit of the Secured Party and its successors and assigns.  Upon the payment or satisfaction in full of the Obligations, the Pledgor shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof. Upon payment in full of all Obligations, the Secured Party shall execute and deliver to the Pledgor, within three business days, all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Pledged Property which has been granted hereunder.

Section 8.6              Independent Representation.  Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Section 8.7              Applicable Law:  Jurisdiction.  This Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to the principals of conflict of laws thereof.  Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of Florida or the state courts of the State of Florida sitting in Miami-Dade County, Florida in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 8.8              Waiver of Jury Trial.  AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE PLEDGOR, THE PLEDGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

Section 8.9              Entire Agreement.  This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

Section 8.10            Further Assurances.  The Pledgor shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Secured Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.   Furthermore, the Pledgor agrees to execute such other documents as are reasonably required by the Secured Party.  It shall be deemed a default of this Agreement if the Pledgor fails to sign any such agreement within one business day of the date of request by Secured Party.

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IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

THE PLEDGOR:
NEW MEDIA LOTTERY SERVICES, INC.

By:
Name:
Title:

THE SECURED PARTY:
TRAFALGAR CAPITAL SPECIALIZED
INVESTMENT FUND, FIS
By:	Trafalgar Capital Sarl
Its:	General Partner

By:
Name:
Title:

EXHIBIT A
DEFINITION OF PLEDGED PROPERTY

For the purpose of securing prompt and complete payment and performance by the Pledgor of all of the Obligations, the Pledgor unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, all of Pledgor’s and its current or future acquired subsidiaries’ assets, including specifically the following Pledged Property of the Pledgor:

a.            All of the Pledgor’s cash, including cash on deposit and cash on hand;

b.            All goods of the Pledgor, including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Pledgor wherever located or in which the Pledgor may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;

c.            All now owned or hereafter acquired inventory of the Pledgor, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of the Pledgor’s custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

d.            All contract rights and general intangibles of the Pledgor, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, deposit accounts whether now owned or hereafter created;

e.            All documents, warehouse receipts, instruments and chattel paper of the Pledgor whether now owned or hereafter created;

f.            All accounts and other receivables, instruments or other forms of obligations and rights to payment of the Pledgor, (collectively, the “Accounts”) together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by the Pledgor’s customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Pledgor may hold for the payment of any such accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which the Pledgor represents and warrants will be bona fide and existing obligations of its respective customers, arising out of the sale of goods by the Pledgor in the ordinary course of business;

g.            To the extent assignable, all of the Pledgor’s rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities;

h.            All equity interests, securities or other instruments in other companies, including, without limitation, any subsidiaries, investments or other entities (whether or not controlled);

i.            All real estate property owned by the Pledgor and the interest of the Pledgor in fixtures related to such real property;

j.            All of the Pledgor’s ledger sheets, ledger cards, files, correspondence, records, books of account, computers, computer software, computer programs, data processing records, correspondence, tapes, disks and documents (including, without limitation, electronic documents) relating to the above-described Pledged Property; and

k.            All products and proceeds (including, without limitation, insurance proceeds) from the above-described Pledged Property.

SCHEDULE 7.7

EXISTING INDEBTEDNESS

Nathan Miller

As of April 30, 2009, New Media Lottery Services, Inc. was indebted to Nathan Miller, a former officer and director of the company and current major shareholder, in the amount of $183,177, plus $60,698 in accrued interest, which is repayable on terms to be determined.

Legal Fee Dispute

The Company is engaged in a fee dispute with one of its former law firms.  The Company has accrued $202,465 in legal fees billed by a law firm named Miller & Earle, PLLC (ME) where one of the law firm partners is a major shareholder and former director of the Company.  In addition to the $202,465, ME has billed an additional $43,808 during fiscal year 2005.  The Company believes that these additional billings were incorrect.  Due to uncertainties in the settlement process with ME, no provision has been made in the financial statements to reflect the additional $43,808 in 2005 fees.

Deferred Salary for John T. Carson
Ireland: €49,852
US: $109,000 (as of July 31, 2009)

SCHEDULE 7.9
LOCATION(S) OF ASSETS

- The Company leases an office at 1400 Technology Drive, Harrisonburg, Virginia.

- The Company leases office space at Suite 210A, 9705 Horton Road SW, Calgary, Alberta, Canada.

- New Media Lottery Services, PLC, leases an office at 22/23 Upper Pembroke Street, Suite 402, Dublin 2, Ireland,

Additionally, the Company leases rack space for the hosting of servers at:

TelecityGroup UK Limited 10th Floor, 6&7 Harbour Exchange Square, London, E14 9GE, United Kingdom